SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made as of September 21, 2007, by and among Keith Greenberg, in his individual capacity (“Keith”), Elise Greenberg, in her individual capacity (“Elise” and together with Keith, the “Greenbergs”), the Elise Trust (the “Trust”), Raintree Development, LLC (“Raintree”), JD Keith LLC (“JD Keith”), and Braintree Properties, LLC (“Braintree” and, together with the Greenbergs, the Trust, Raintree, and JD Keith, the “Greenberg Parties”), and The Center For Wound Healing, Inc., a Nevada corporation (“CFWH”). (The Greenbergs, the Trust, Raintree, JD Keith, Braintree, and CFWH are each referred to herein as a “Party” or, collectively, as the “Parties”).

Recitals

WHEREAS, CFWH has had a longstanding business relationship with the Greenberg Parties; and

WHEREAS, CFWH and the Greenberg Parties have entered into multiple written or oral contracts, agreements, licenses, sublicenses, leases, subleases, guaranties, commitments, undertakings or other similar binding arrangements, whether express or implied (the “Contracts”)

WHEREAS, on or about December 1, 2005, Elise and CFWH entered into an employment agreement, pursuant to which Elise serves as CFWH’s Director of Human Resources (the “Elise Employment Agreement”); and

WHEREAS, on or about December 7, 2005, JD Keith and CFWH entered into an independent contractor agreement, pursuant to which JD Keith was engaged to introduce CFWH to potential clients for the purpose of CFWH selling its products and/or services to such potential clients (the “JD Keith Agreement” and together with the Contracts and the Elise Employment Agreement, “the “Greenberg Agreements”); and

WHEREAS, various disputes have arisen regarding the rights and obligations of each of the Parties under the Greenberg Agreements; and

WHEREAS, the Parties wish to resolve all disputes that have arisen under the Greenberg Agreements and otherwise and avoid the expense, risk and uncertainty of litigation;

NOW, THEREFORE, in consideration of the representations, acknowledgements, promises and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each of the Parties hereby voluntarily, intentionally, and upon the advice and guidance of counsel, agrees as follows:

ARTICLE 1
SETTLEMENT AND EFFECTIVE DATE

1.1. Denial of Liability. This Agreement is entered into only for the purposes of settlement and compromise of the matters covered by this Agreement in order to avoid the uncertainties, risks and expenses attendant to litigation among the Parties. Neither this Agreement, nor anything contained herein, nor any act or thing done or to be done in connection herewith, is intended to be, or shall be construed or deemed to be, an admission or a denial by any of the Parties of any liability, fault or wrongdoing.

1.2. Effective Date. This Agreement shall become effective and its terms enforceable by the Parties upon the close of business on the seventh (7th) day following the execution by each of the Parties of the signature pages (the “Effective Date”).

ARTICLE 2
NON-COMPETION PROVISIONS

2.1. Termination of Contracts. The Parties hereby agree that all Greenberg Agreements, including, without limitation, the Elise Employment Agreement and the JD Keith Agreement shall be deemed to have terminated effective as of July 31, 2007 No provision of any Greenberg Agreement shall be enforceable by or against any of the Parties or any other person after the occurrence of the Effective Date.

2.2. Non-Compete Covenant. Other than the Schedule 2.12(a) Centers, the Greenberg Parties covenant and agree that, for a period of five (5) years from the Effective Date, the Greenberg Parties shall not, directly or indirectly, (though affiliated persons or otherwise, including, without limitation, any Related Party) perform duties or services within the United States or Canada that are substantially similar to the services provided by CFWH as of the date hereof or that are related, directly or indirectly, to hyperbaric and wound care treatment (collectively, the “CFWH Treatments”) for, with respect to or in connection with any of the Greenberg Parties, any Related Party or any other person or entity that provides any of the CFWH Treatments. As used in this Agreement, “Related Party” means any individual (including, without limitation, Alan Richer, Joel Macher, Andrew Anello, Richard Morris, Tom Boyer and any family member, heir, friend, business partner, or joint venture partner of such individual), Med-Air Consultants, Inc., Elise King LLC, and any other corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, limited liability partnership, unincorporated organization, or other entity engaged at any time from and after the date hereof in a business substantially similar to CFWH’s business as of the date hereof. Notwithstanding the foregoing or any other provision of this Agreement, nothing contained in this Agreement shall prevent any of the Greenberg Parties from owning, managing or in any way being employed by or providing services to Axcess, Inc. or any other entity that is affiliated with or related to the Greenberg Parties (collectively, “Axcess”) so long as Axcess has not and is not engaged in any way with the business of providing services directly or indirectly related to the CFWH Treatments (the “Axcess Conditions”). In addition, the Greenberg Parties hereby covenant and agree that the Greenberg Parties and Axcess (i) shall not derive any economic benefit from services directly or indirectly related wound care or hyperbaric treatments (whether rendered by Axcess or any other party or entity); and (ii) at all times shall use their best efforts to promote and market to its customers and clients CFWH’s hyperbaric and wound care treatment centers and refrain from promoting or marketing any such center owned or operated by a party or entity other than CFWH (with the agreements set forth in this sentence being referred to herein, collectively, as the “Axcess Covenants”).

2.3. Nonsolicitation of Employees. The Greenberg Parties covenant and agree that, for a period of five (5) years following Effective Date, the Greenberg Parties shall not, and shall not permit the Schedule 2.12(a) Centers to, directly or indirectly (though affiliated persons or otherwise, including, without limitation, any Related Party), solicit or take away, or attempt to solicit for employment, or to employ (whether as an employee, consultant, independent contractor or otherwise) any person who is currently or hereinafter becomes an employee of CFWH or an employee of any of CFWH’s affiliated and related entities (hereinafter referred to collectively as the “CFWH Affiliates” or, individually, as a “CFWH Affiliate”), either on behalf of any of the Greenberg Parties on behalf of any Related Party or other individual or entity; provided, that, if any such employee responds, without any direct solicitation by the Greenberg Parties to a general solicitation advertising a job opening posted in the public media (such as through an internet job posting site (such as Monster.com), a newspaper, or magazine), the solicitation of such employee shall not constitute of breach of this Section 2.3.

2.4. Nonsolicitation of Customers, Business Partners, and Exclusive Suppliers. The Greenberg Parties covenant and agree that, for a period of five (5) years following the Effective Date, the Greenberg Parties shall not, and shall not permit the Schedule 2.12(a) Centers to, directly or indirectly (through affiliated persons, agents or otherwise, including without limitation, any Related Party), solicit, call upon, divert or take away, or attempt to solicit, call upon, divert or take away, for the purpose of competing with CFWH or any CFWH Affiliate in the Business or with the Business, (a) any business or joint venture partner, customer or exclusive supplier of (i) CFWH, (ii) any CFWH Affiliate or (iii) any hospital or health-care provider with which CFWH transacts business or (b) any medical professional or referral service utilized by or with whom CFWH or any CFWH Affiliate transacts business; provided, however, that nothing contained in this Agreement shall prevent any of the Greenberg Parties from soliciting business for or on behalf of Axcess so long as the Axcess Conditions have been and continue to be satisfied and the Axcess Covenants have not been breached. The Greenberg Parties further covenant and agree that, for a period of five (5) years following the Effective Date, the Greenberg Parties shall not directly or indirectly (through affiliated persons, agents or otherwise, including, without limitation, any Related Party) solicit or call upon, or attempt to solicit or call upon, any agent or agency, broker, broker-dealer, financial planner, registered principal or representative, non-exclusive supplier or service provider of any entity or person, if the purpose of such solicitation is either (i) to compete with CFWH or any CFWH Affiliate in the Business or with the Business or (ii) to encourage that person or entity to terminate, diminish or alter the business relationship between CFWH or any CFWH Affiliate and that person or entity as related to the Business. As used in this Agreement, “Business” means the development and management of businesses involving CFWH Treatments.

2.5. Nondisclosure of Trade Secrets. Except to the extent required in connection with operating the Schedule 2.12(a) Centers, the Greenberg Parties hereby covenant and agree that for a period of five (5) years following the Effective Date, the Greenberg Parties will not directly or indirectly use or disclose any Trade Secret of CFWH or the CFWH Affiliates for so long as such information remains a Trade Secret; provided, however, that nothing contained in this Agreement shall prevent any of the Greenberg Parties from using programs, methods, techniques or processes used by CFWH solely in connection with the operation of the business of Axcess so long as the Axcess Conditions have been and continue to be satisfied and the Axcess Covenants have not been breached. As used in this Agreement, a “Trade Secret” means any technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (ii) is the subject of reasonable efforts by CFWH or any CFWH Affiliate to maintain its secrecy; and (iii) is not otherwise in the public domain.

2.6. Nondisclosure of Confidential Information. Except to the extent required in connection with operating the Schedule 2.12(a) Centers, the Greenberg Parties hereby agree that for a period of five (5) years following the Effective Date, the Greenberg Parties will not directly or indirectly use or disclose any Confidential Information that the Greenberg Parties may have acquired (whether or not developed or compiled by the Greenberg Parties and whether or not the Greenberg Parties were authorized to have access to such information) during the term of, in the course of, or as a result of the Greenberg Parties’ services to, for, or for the benefit of, CFWH or any CFWH Affiliate; provided, however, that nothing contained in this Agreement shall prevent any of the Greenberg Parties from using practices, methodologies, business strategies or models used by CFWH solely in connection with the operation of the business of Axcess so long as the Axcess Conditions have been and continue to be satisfied and the Axcess Covenants have not been breached. As used in this Agreement, “Confidential Information” means any secret, confidential or proprietary information of CFWH or any CFWH Affiliate, including without limitation, projects, practices, customer contacts, potential customers, methodologies, business strategies and models, materials provided to or obtained by any member of CFWH’s Board of Directors in connection with board meetings or in their capacity as a board member and management philosophy relating to CFWH’s Business, not otherwise included in the definition of “Trade Secret” in Section 2.5 of this Agreement. The term “Confidential Information” does not include (i) information that has become generally available to the public (unless the Greenberg Parties are aware that such information has been made public in contravention of a contractual, statutory or fiduciary duty), or (ii) information that is not the subject of reasonable efforts to maintain confidentiality. Notwithstanding anything contained in this Agreement to the contrary, no Greenberg Party shall use any proprietary information of CFWH or any CFWH Affiliate, including, without limitation, in connection with the ownership and operation of Axcess.

2.7. Non-Disparagement. Except as otherwise required by law, for a period of five (5) years following the Effective Date, (a) the Greenberg Parties hereby agree and covenant that the Greenberg Parties shall not make any statement, written or verbal, in any forum or media, or take any other action, in disparagement of CFWH or any CFWH Affiliate other than to or as directed by CFWH’s Chief Executive Officer and/or President and (b) CFWH hereby agrees and covenants that it shall not make any statement, written or verbal, in any forum or media, or take any other action, in disparagement of the Greenberg Parties. Without limiting the foregoing, the statements prohibited by this section include negative references to CFWH’s or any CFWH Affiliates’ products, services, corporate policy, officers and/or directors. Nothing herein shall be deemed to constrain a Party’s cooperation in any governmental action.

2.8. Return of CFWH Property. The Greenberg Parties agree that no documents, records or other media, including all electronic media, or information belonging to CFWH or any CFWH Affiliate, whether prepared by the Greenberg Parties or otherwise, and relating in any way to the Business of CFWH or any CFWH Affiliate (“CFWH Property”), shall be taken or kept by the Greenberg Parties without the written consent of CFWH. On the Effective Date, or such later date as the Parties may agree, the Greenberg Parties shall return all CFWH Property in their possession or control to CFWH. The Greenberg Parties covenant to CFWH and agree that, from and after April 27, 2007, no Greenberg Party has or shall obtain, retain or convey to any third party any CFWH Property without the prior consent of CFWH; provided, however, that, in connection with providing services to CFWH pursuant to Section 2.11 hereof, Keith may possess and use CFWH Property in connection with and while providing such services and to distribute only information approved by the Chief Executive Officer and/or President of CFWH for distribution to third parties and for no other purpose. Keith further agrees to return all CFWH Property obtained while providing services to CFWH pursuant to Section 2.11 hereof immediately to CFWH upon oral or written request by CFWH.

2.9. Remedies Not Exclusive. The Greenberg Parties hereby acknowledge and agree that the prohibitions against disclosure of Confidential Information or Trade Secrets recited herein are in addition to, and not in lieu of, any rights or remedies that CFWH or any CFWH Affiliate may have available pursuant to the laws of any jurisdiction or common law or judicial precedent, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by CFWH or any CFWH Affiliate of their rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that they may possess in law or equity absent this Agreement.

2.10. Consideration to Keith. In consideration for the termination of the Greenberg Agreements, the agreements of the Greenberg Parties made in this Agreement, including, without limitation, the non-compete, non-solicitation and non-disclosure provisions contained in Sections 2.2 through 2.7, and the other good and valuable consideration received from the Greenberg Parties as described herein, CFWH agrees to pay Keith or his designee the sum of $120,000.00 for each of the five (5) years following the Effective Date payable in equal installments over the two (2) year period commencing on the Effective Date. The payments owing under this Section 2.10 (totaling $600,000.00) shall be made on a bi-weekly basis (in an amount equal to $11,538.46) and shall be made on each bi-weekly date CFWH pays its employees, independent contractors, and consultants their salaries and wages; provided, that, CFWH shall have the right to cure any default in the payment of such amounts when due at any time prior to the thirtieth (30th) day following the date any such payment was required to be made. Keith and CFWH agree that Keith is not and will not be a CFWH employee and, as such, all payments made pursuant to this Section 2.10 shall be made without CFWH withholding any payroll or other taxes on Keith’s behalf. Keith and CFWH further agree that if CFWH changes its payment policies with respect to independent contractors and consultants, the remaining payments owing under this Section 2.10 shall be made in accordance with CFWH’s newly-implemented payment policies with respect to independent contractors and consultants and will not be made on the bi-weekly basis described above; provided, however, that in no event shall Keith be paid less than once per month. Notwithstanding anything herein to the contrary, upon the termination of certain provisions of this Agreement pursuant to Section 2.13, CFWH shall have no further obligation to pay any outstanding amounts owing pursuant to this Section 2.10 or pursuant to Article V hereof. Without limitation of any right or remedy CFWH might otherwise have pursuant to this Agreement or applicable law, should any Greenberg Party breach Sections 2.2, 2.3, 2.4, 2.5, 2.6 or 2.7 of this Agreement, CFWH’s obligation to make or provide any further payments under this Section 2.10 or under Article V hereof shall cease and Keith shall be obligated to and shall immediately return to CFWH any and all installments previously paid by CFWH to Keith pursuant to this Section 2.10. To the extent that CFWH defaults in its payment obligations under this Section 2.10 and such default is not timely cured, Keith shall have the option to either (i) terminate the provisions of Section 2.2 of this Agreement by providing written notice (the “Notice”) to CFWH within ten (10) days following expiration of the applicable cure period (“Option One”) or (ii) retain his rights against CFWH to be paid pursuant to this Section 2.10 (“Option Two”). If Keith timely elects Option One, CFWH’s obligations under this Section 2.10 and Article V hereof shall be terminated and of no further force or effect. To the extent that Keith elects Option Two, all of the provisions of this Agreement, including, without limitation, the Greenberg Parties’ obligations under Section 2.2, shall remain in full force and effect.

2.11. Post-Effective Date Services. Keith hereby agrees and covenants to CFWH that (i) for a period of two (2) years following the Effective Date and (ii) for the period from the second (2nd) anniversary of the Effective Date through the fifth (5th) anniversary of the Effective Date, he will undertake marketing and/or business development responsibilities on behalf of CFWH that CFWH reasonably requests Keith to undertake and that are reasonably acceptable to Keith, including, without limitation, assistance with respect to (a) revitalizing existing, underperforming hyperbaric and wound care centers, (b) identifying and developing new hyperbaric and wound care centers, and (c) marketing and developing new hyperbaric and wound care centers contracted for by CFWH. Other than as set forth in Section 2.10 and Article 5 of this Agreement, Keith shall not be entitled to receive any additional compensation in any form or other payments for the services he will provide under this Section 2.11; provided, however, to the extent that CFWH requests that Keith perform services during the period in clause (ii) of the immediately preceding sentence, Keith shall be compensated at the rate of $200 per hour (in addition to the amounts paid as set forth in Section 2.10 of this Agreement) for any such services actually performed. In the event that CFWH fails to pay Keith any amounts owed pursuant to Section 2.10 of this Agreement and such default is not timely cured, Keith’s obligation to provide services to CFWH pursuant to this Section 2.11 shall immediately terminate.

2.12. Excluded Centers. Schedule 2.12(a) hereto sets forth the legal and business names and business address of all hyperbaric and wound care centers (a) that any Greenberg Party and/or any Related Party has opened or has entered into a contract with respect to, in each case on or prior to April 27, 2007, and (b) in which any Greenberg Party has an ownership interest (the “Schedule 2.12(a) Centers”), and the Greenberg Parties hereby represent and warrant to CFWH that Schedule 2.12(a) is a complete and accurate list of all such entities. The Parties agree that the participation of any Greenberg Party in any hyperbaric and wound care center, other than a Schedule 2.12(a) Center, after April 27, 2007 shall constitute a breach of this Agreement. Schedule 2.12(b) hereto sets forth the proposed names and business address as well as a description of all hyperbaric and wound care centers (the “Schedule 2.12(b) Centers”) with respect to which any Greenberg Party engaged in any discussions or negotiations (other than the Schedule 2.12(a) Centers), and the Greenberg Parties hereby represent and warrant to CFWH that Schedule 2.12(b) is a complete and accurate list of all such entities. The Greenberg Parties hereby agree that, in the sole and absolute discretion of CFWH, the Greenberg Parties shall, with no additional consideration being paid to the Greenberg Parties, (i) immediately transfer and convey all of their right, title and interest in and to the Schedule 2.12(b) Centers and all related agreements and contracts to CFWH or its designee, (ii) take all actions reasonably necessary to effectuate such transfers, (iii) use their best efforts to facilitate, and assist CFWH in, the development and opening of the Schedule 2.12(b) Centers, (iv) use their best efforts to assist CFWH in its discussions, negotiations and interaction with any and all individuals, entities, business or joint venture partners, customers, suppliers, hospitals, health-care providers, medical professionals, referral services, agents, brokers or other parties each of the Schedule 2.12(b) Centers currently involved or intended to be involved in, or related or associated with, the Schedule 2.12(b) Centers, and (v) on or prior to the Effective Date, deliver to CFWH the originals (or copies where the originals are not available) of all contracts, agreements, documents and other information related to the Schedule 2.12(b) Centers, including, without limitation, the name, title and all contact information for any and all individuals, entities, business or joint venture partners, customers, suppliers, hospitals, health-care providers, medical professionals, referral services, agents, brokers or other parties currently involved or intended to be involved in, or related or associated with, each of the Schedule 2.12(b) Centers. The Greenberg Parties hereby agree that any breach of the representations and warranties or covenants contained in this Section 2.12 shall constitute a breach of this Agreement and CFWH shall thereafter have no further obligations to pay any outstanding amounts owing to any Greenberg Party pursuant to this Agreement.

2.13. Applicability of Article 2. The provisions of Sections 2.2 and 2.4 of this Agreement shall automatically terminate upon the liquidation of CFWH or any other cessation of CFWH’s business. Notwithstanding anything to the contrary in this Section 2.13, if (i) CFWH fails to pay all outstanding amounts due at the stated maturity date of March 31, 2008 under the 8% Secured Convertible Debentures issued by CFWH, as such date may be extended by agreement or otherwise (the “Debentures”), (ii) such default is not cured or waived, (iii) the holders of the Debentures exercise their right to and, in fact, elect a majority of the members of CFWH’s Board of Directors (the “Debenture Board Members”), and (iv) the Debenture Board Members serve as members of CFWH’s Board of Directors for at least thirty (30) consecutive days, the provisions of Section 2.2 of this Agreement shall terminate and shall have no further force or effect.

ARTICLE 3
ELISE EMPLOYMENT AGREEMENT

3.1. Termination of Elise Employment Agreement. Elise and CFWH hereby agree that the Elise Employment Agreement shall be deemed to have terminated effective as of July 31, 2007. No provision of the Elise Employment Agreement shall be enforceable by or against Elise or CFWH or any other person after the occurrence of the Effective Date.

3.2. Waiver of Claims. Elise hereby releases, discharges, and covenants not to sue CFWH and/or any of CFWH’s respective predecessors, successors, parents, subsidiaries, affiliates, divisions, assigns, employees, officers, directors, shareholders, representatives, attorneys, and agents (collectively the “Releasees”) from any and all claims, causes of action, liabilities, and judgments of every type and description whatsoever, known and unknown, arising under any state, local, federal, administrative or foreign law (including, but not limited to, claims for declaratory judgment, equitable relief, or attorney’s fees and any and all claims related to Elise’s employment for wages, benefits, vacation pay, sick pay, expense reimbursement or otherwise) which Elise may have or claim to have against any of the Releasees for any reason whatsoever, including failure to make any payments owed or owing under the Elise Employment Agreement. Notwithstanding anything contained herein to the contrary, nothing in this Section 3.2 shall prevent Elise from bringing a claim or claims to enforce the terms of this Agreement.

3.3. Post-Effective Date Services. Elise hereby covenants to CFWH as follows:

(a) Elise shall continue to serve as CFWH’s Director of Human Resources from and after the Effective Date and to fulfill all duties and responsibilities of such position until such time as a replacement Director of Human Resources (the “New HR Director”) is hired and trained and CFWH determines that Elise’s services as Director of Human Resources are no longer needed;

(b) Elise shall perform tasks reasonably requested by CFWH to train the New HR Director and to otherwise facilitate the transition of oversight of CFWH’s human resources department to the New HR Director; and

(c) From and after the date that CFWH determines that Elise’s services as Director of Human Resources are no longer needed, Elise shall remain reasonably available to answer any questions the New HR Director may have and to otherwise assist with respect to any transition issues as to which CFWH or the New HR Director reasonably requests Elise’s assistance.

3.4. Retention of New HR Director. CFWH hereby covenants to Elise that it will use commercially reasonable efforts to identify, hire, and train the New HR Director by September 30, 2007; provided, however, that if CFWH is unable to do so, Elise’s obligations under Sections 3.3(a) and (b) of this Agreement shall continue until such date as CFWH is able to identify, hire, and train the New HR Director; provided, however, that Elise shall have no obligations under Sections 3.3(a) and (b) of this Agreement after October 31, 2007.

3.5. Post-Effective Date Compensation. From and after the Effective Date, Elise and CFWH hereby agree that Elise shall not receive compensation in any form or other payments (other than as set forth in Section 3.6 of this Agreement) for the services Elise will provide pursuant to Section 3.3 of this Agreement; provided, however, that CFWH shall reimburse Elise for all reasonable business expenses that are approved in writing by CFWH, in its sole discretion, prior to such expenses being incurred.

3.6. COBRA. From and after the Effective Date, Elise hereby elects continuation coverage of her health insurance on the same terms as she and her family currently have health care coverage in accordance with COBRA and its guidelines and CFWH agrees to reimburse Elise for the premium costs of her COBRA continuation coverage for the first twelve (12) months such COBRA continuation coverage is in place, with such reimbursement to terminate effective as of the thirteenth (13th) month of COBRA continuation coverage. Elise hereby agrees to notify CFWH of any cancellation or other termination of COBRA continuation coverage within three (3) business days of such cancellation or termination.

3.7. Release of Claims Arising under the ADEA.

(a) In addition to the waiver of claims pursuant to Section 3.2 of this Agreement, Elise hereby knowingly and voluntarily releases and discharges the Releasees, collectively, separately and severally, from and for any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which she and/or her heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against the Releasees. Notwithstanding anything contained herein to the contrary, Elise does not hereby waive any rights or claims under the ADEA that may arise after the date on which she executes this Agreement; and

(b) Elise hereby acknowledges and represents to CFWH that (i) she has been given a period of at least twenty-one (21) days to consider the terms of this Agreement, (ii) the Company has advised (or hereby advises) Elise in writing to consult with an attorney prior to executing this Agreement, and (iii) she has received valuable and good consideration to which she is otherwise not entitled in exchange for her execution of this Agreement; and

(c) Elise and CFWH hereby acknowledge this Agreement shall not become effective or enforceable until the Effective Date and that Elise may revoke her release of ADEA claims at any time before the Effective Date; and

(d) In the event Elise revokes her release of ADEA claims, she shall notify CFWH in writing to its designated agent for this purpose at any time before the Effective Date. Such notice shall be delivered to CFWH by national overnight delivery service such as Federal Express or United Parcel Service, the receipt of which shall be tracked by the delivery service, and addressed as follows:

The Center for Wound Healing, Inc.
517 Route 1 South,
Iselin, New Jersey 08830
Attention: Chief Executive Officer

Copy to:

King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036
Attention: Barry N. Seidel, Esq.
Facsimile: (212) 556-2222; and

(e) Elise acknowledges and agrees that she shall not be entitled to any payments or benefits under this Agreement, including the releases granted pursuant to Article 6 of this Agreement, if she timely revokes this release of ADEA claims and, in such event, this Agreement shall be rendered null and void and of no further force or effect.

ARTICLE 4
JD KEITH AGREEMENT

4.1. Termination of JD Keith Agreement. JD Keith and CFWH hereby agree that the JD Keith Agreement shall be deemed to have terminated effective as of July 31, 2007. No provision of the JD Keith Agreement shall be enforceable by or against JD Keith or CFWH or any other person after the occurrence of the Effective Date.

4.2. Waiver of Payments. JD Keith hereby releases, discharges, and covenants not to sue CFWH and/or any of the Releasees from any and all claims, causes of action, liabilities, and judgments of every type and description whatsoever, known and unknown, arising under any state, local, federal, administrative or foreign law (including, but not limited to, claims for declaratory judgment, equitable relief, or attorney’s fees) which JD Keith may have or claim to have against any of the Releasees for any reason whatsoever, including, without limitation, (a) breach of the JD Keith Agreement, (b) failure to make any incentive payments that have been due to JD Keith or (c) payments in connection with any hyperbaric medicine and wound care centers that are currently operating or expected to be operating the future that were identified by JD Keith and/or presented or to be presented by JD Keith to CFWH for its consideration. Notwithstanding anything contained herein to the contrary, nothing in this subparagraph shall prevent JD Keith from bringing a claim or claims to enforce the terms of this Agreement.

4.3. Release of Claims Arising under the ADEA.

(a) In addition to the waiver of claims pursuant to Section 4.2 of this Agreement, Keith hereby knowingly and voluntarily releases and discharges the Releasees, collectively, separately and severally, from and for any and all liability, claims, allegations, and causes of action arising under the ADEA, which he and/or his heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against the Releasees. Notwithstanding anything contained herein to the contrary, Keith does not hereby waive any rights or claims under the ADEA that may arise after the date on which he executes this Agreement; and

(b) Keith hereby acknowledges and represents to CFWH that (i) he has been given a period of at least twenty-one (21) days to consider the terms of this Agreement, (ii) the Company has advised (or hereby advises) Keith in writing to consult with an attorney prior to executing this Agreement, and (iii) he has received valuable and good consideration to which he is otherwise not entitled in exchange for his execution of this Agreement; and

(c) Keith and CFWH hereby acknowledge this Agreement shall not become effective or enforceable until the Effective Date and that Keith may revoke his release of ADEA claims at any time before the Effective Date; and

(d) In the event Keith revokes his release of ADEA claims, he shall notify CFWH in writing to its designated agent for this purpose at any time before the Effective Date. Such notice shall be delivered to CFWH by national overnight delivery service such as Federal Express or United Parcel Service, the receipt of which shall be tracked by the delivery service, and addressed as follows:

The Center for Wound Healing, Inc.
517 Route 1 South,
Iselin, New Jersey 08830
Attention: Chief Executive Officer

Copy to:

King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036
Attention: Barry N. Seidel, Esq.
Facsimile: (212) 556-2222; and

(e) Keith acknowledges and agrees that he shall not be entitled to any payments or benefits under this Agreement, including the releases granted pursuant to Article 6 of this Agreement, if he timely revokes this release of ADEA claims and, in such event, this Agreement shall be rendered null and void and of no further force or effect.

ARTICLE 5
KEITH EXPENSES AND AUTOMOBILE ALLOWANCE

5.1. Automobile Allowance. In furtherance of Keith’s post-Effective Date obligations set forth in Section 2.11 of this Agreement, CFWH shall provide Keith with a monthly automobile allowance in an amount not to exceed (a) $2,000 per month ($24,000 per annum) for the period from the Effective Date through the one-year anniversary of the Effective Date and (b) $1,200 per month ($14,400 per annum) for the period from the one-year anniversary of the Effective Date through the two-year anniversary of the Effective Date. Keith shall not be entitled to receive reimbursement from CFWH for any other automobile expense, including, without limitation, insurance, mileage, gas, tolls, and parking. CFWH hereby agrees to continue to provide Keith automobile insurance coverage on two vehicles that Keith owns through February 2008; provided, however, that Keith will be solely responsible for the payment of the insurance premiums associated with those two vehicles and Keith will reimburse CFWH for the payment of such insurance premiums in a manner that is agreed to between Keith and CFWH.

5.2. Expense Reimbursement. In connection with the performance of Keith’s obligations set forth in Section 2.11 of this Agreement, CFWH shall reimburse Keith for all reasonable entertainment expenses and travel costs, including airfare, out-of-town car rentals, out-of-town lodging, and meals that are reasonably incurred in the performance of services by Keith specifically authorized or directed by CFWH, in its sole discretion, prior to such expenses being incurred. All reimbursement pursuant to this Section 5.2 shall be made in the same manner that CFWH reimburses its independent contractors and consultants.

ARTICLE 6
RELEASES

6.1. Releases Relating to Certain Specified Transactions. On the Effective Date, CFWH and the Greenberg Parties shall release any and all claims or causes of action, whether known or unknown, relating to each of the transactions set forth on Schedule 6.1 (the “Schedule 6.1 Transactions”) hereto and the Greenberg Parties acknowledge and accept CFWH’s treatment of each of the Schedule 6.1 Transactions on its books and records. In consideration of the foregoing release by CFWH, on the Effective Date, the Greenberg Parties other than the Trust and Raintree shall execute and deliver to CFWH a promissory note in favor of CFWH in the form annexed hereto as Exhibit “A” (the “Note”) in the principal amount of $180,000.00. The Note shall mature on the three-year anniversary of the Effective Date (the “Maturity Date”), bear no interest prior to a default and require no principal payments until the Maturity Date. Moreover, the principal amount outstanding under the Note shall be reduced as follows: (a) upon the opening by CFWH of the first of the Schedule 2.12(b) Centers, the principal amount of the Note shall be reduced by $60,000.00; (b) upon the opening by CFWH of the second of the Schedule 2.12(b) Centers, the principal amount of the Note shall be reduced by an additional $60,000.00; and (c) upon the opening by CFWH of the third of the Schedule 2.12(b) Centers, the principal amount of the Note shall be reduced by an additional $60,000.00.

6.2. General Release. EFFECTIVE AS OF THE EFFECTIVE DATE, (I) CFWH AND THE CFWH AFFILIATES HEREBY FULLY AND FINALLY WAIVE, RELEASE, ACQUIT AND FOREVER DISCHARGE EACH OF THE GREENBERG PARTIES, AND (II) THE GREENBERG PARTIES HEREBY FULLY AND FINALLY WAIVE, RELEASE, ACQUIT AND FOREVER DISCHARGE CFWH AND THE CFWH AFFILATES FROM ANY AND ALL CAUSES OF ACTION, CLAIMS, COUNTERCLAIMS, SUITS, ATTORNEYS’ FEES, COSTS, CONTROVERSIES, DEMANDS AND OTHER OBLIGATIONS AND LIABILITIES OF ANY KIND, INCLUDING CLAIMS FOR SALARY, EMPLOYEE BENEFITS, VACATION, AND EXPENSE REIMBURSEMENT, WHETHER IN LAW OR EQUITY, AND WHETHER KNOWN OR UNKNOWN, THAT SUCH RELEASING PARTY HAD OR NOW HAS, AND ANY CLAIM THAT WAS OR MIGHT HAVE BEEN ALLEGED BY ANY SUCH RELEASING PARTY, IN CONNECTION WITH, ARISING OUT OF OR RELATING TO THE GREENBERG AGREEMENTS IN RESPECT OF THE PERIOD PRIOR TO, ON OR AFTER THE EFFECTIVE DATE, NOTWITHSTANDING THE FAULT, STRICT LIABILITY, BREACH OF CONTRACT OR NEGLIGENCE, WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE, OF THE PERSON RELEASED BY THIS PARAGRAPH 6.2 OR WHETHER ASSERTED IN CONTRACT, IN WARRANTY, IN TORT, BY STATUTE OR OTHERWISE.

ARTICLE 7
MISCELLANEOUS

7.1. Successors and Assigns. The Greenberg Parties agree that, in the event that CFWH is acquired by or merges into another entity, CFWH may transfer all of its rights and obligations under this Agreement to such other entity without the consent of the Greenberg Parties; provided, that, the transferee assumes the obligations of CFWH under this Agreement. Except as provided in the immediately preceding sentence, no Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties hereto.

7.2. Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of New York (without giving effect to the principles of conflicts of Laws thereof). Any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York sitting in Manhattan or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties consents to the nonexclusive jurisdiction of those courts. Each of the Parties irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or the transactions contemplated hereby.

7.3. Mutual Drafting. This Agreement is the result of the joint efforts of the Greenberg Parties and CFWH, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there is to be no construction against either party based on any presumption of that party’s involvement in the drafting thereof.

7.4. Expenses. Except as otherwise provided herein, each of the Parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including any legal and accounting fees, whether or not the transactions contemplated hereby are consummated.

7.5. Severability. Except as set forth herein, in the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

7.6. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below and confirmation of successful transmission is obtained (for this purpose, an activity report of the sender’s facsimile machine showing the confirmation of successful transmission is sufficient); (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to CFWH:

The Center for Wound Healing, Inc.
517 Route 1 South,
Iselin, New Jersey 08830
Attention:  Chief Executive Officer

Copy to:

King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036
Attention: Barry N. Seidel, Esq.
Facsimile:  (212) 556-2222

If to Keith Greenberg:

Keith Greenberg
P.O. Box 562
Goldens Bridge, NY 10526

Copy to:

Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

If to Elise Greenberg:

Elise Greenberg
P.O. Box 562
Goldens Bridge, NY 10526

Copy to:

Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

If to the Elise Trust:

Elise Trust
c/o Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

If to Raintree Development, LLC:

Raintree Development, LLC
c/o Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

If to JD Keith LLC:

JD Keith LLC
c/o Keith Greenberg
P.O. Box 562
Goldens Bridge, NY 10526

Copy to:

Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

If to Braintree Properties, LLC:

Braintree Properties, LLC
c/o Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

Any Party may change its address for the purpose of this Section 7.6 by giving the other party written notice of its new address in the manner set forth above.

7.7. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

7.8. Entire Settlement Agreement. This Agreement contains the entire understanding among the Parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

7.9. Parties in Interest. The Releasees (other than CFWH) shall be third-party beneficiaries of this Agreement for the purposes of enforcing any provisions hereof. Except as expressly provided herein, there are no third party beneficiaries of this Agreement.

7.10. Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.11. Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include the other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement as a whole and not to any other particular Article, Section or other subdivision, (iv) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (v) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive, and (vi) “or” is not exclusive.

7.12. Currency. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency.

7.13. Time of Essence. Time is of the essence in this Agreement.

7.14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. The delivery of an executed counterpart of this Agreement by facsimile or pdf shall be deemed to be valid delivery thereof. It shall be sufficient in making proof of this Agreement to produce or account for a facsimile or pdf copy of an executed counterpart of this Agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE CENTER FOR WOUND HEALING, INC.

By:
Name:
Title:

KEITH GREENBERG

ELISE GREENBERG

ELISE TRUST

By:
Name:
Title:

RAINTREE DEVELOPMENT, LLC

By:
Name:
Title:

JD KEITH LLC

By:
Name:
Title:

BRAINTREE PROPERTIES, LLC

By:
Name:
Title: